EXHIBIT 10.35

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT ("IP Assignment"), dated as of May 20th, 2020, is made by Mark D. Waldron, in his official capacity as the Chapter 11 Trustee, acting on behalf of the estate (the "Estate") in the bankruptcy case commenced by Giga Watt, Inc. in the U.S. Bankruptcy Court for the Eastern District of Washington and assigned Case No. 18-03197 (the "Bankruptcy Case") and whose office is located at 6711 Regents Blvd. W, Ste. B, Tacoma, Washington 98466 ("Seller"), in favor of EcoChain, Inc., a Delaware Corporation, located at 325 Washington Ave., Extension, Albany, N.Y. 12205 ("Purchaser"), the purchaser of certain assets of Seller pursuant to the Purchase and Sale Agreement between Purchaser and Seller dated as of April 30, 2020 (the "Purchase Agreement").

WHEREAS, under the terms of the Purchase Agreement, Seller has conveyed, transferred, and assigned to Purchaser, among other assets, the intellectual property of Seller, and has agreed to execute and deliver this IP Assignment to the Purchaser so that the Purchaser may, in its discretion, record this IP Assignment with the United States Patent and Trademark Office and the United States Copyright Office;

NOW THEREFORE, the parties agree as follows:

1.        Assignment. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby irrevocably conveys, transfers, and assigns to Purchaser, and Purchaser hereby accepts, all of Seller's right, title, and interest in and to:

(a)               any trademark and trademark registration by Giga Watt, Inc. (the "Trademarks"), together with the goodwill of the business connected with the use of, and symbolized by, the Trademarks.

(b)               any copyright and copyright registration by Giga Watt, Inc. and all issuances, extensions, and renewals thereof (the "Copyrights").

(c)               all other intellectual property of Giga Watt, including its name, trade names, phone numbers, web sites, social media assets, internet domain names, logos, advertising copy, or artwork.

(d)               all rights of any kind whatsoever of Seller accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world.

(e)               any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing.

(f)                any and all claims and causes of action, with respect to any of the foregoing, whether accruing on or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for present and future infringement, dilution, misappropriation, violation, misuse, breach, or default,

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with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

2.                  Trustee's Right to Use Assigned IP. The Trustee has the right to use the Assigned IP as is reasonably necessary to administer the Bankruptcy Case.

3.                  Recordation and Further Actions. Seller hereby authorizes the Commissioner for Trademarks in the United States Patent and Trademark Office and the Register of Copyrights in the United States Copyright Office to record and register this IP Assignment upon request by Purchaser. Following the date hereof, upon Purchaser's reasonable request, and at Purchaser's sole cost and expense, Seller shall take such steps and actions, and provide such cooperation and assistance to Purchaser and its successors, assigns, and legal representatives, including the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documents, as may be reasonably necessary to effect, evidence, or perfect the assignment of the Assigned IP to Purchaser, or any assignee or successor thereto.

4.                  Terms of the Purchase Agreement; The patties hereto acknowledge and agree that this IP Assignment is entered into pursuant to the Purchase Agreement, to which reference is made for a further statement of the rights and obligations of Seller and Purchaser with respect to the Assigned IP. The representations, warranties, covenants, agreements, and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms-of the Purchase Agreement shall govern.

5.                  Counterparts. This IP Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same agreement. A signed copy of this IP Assignment delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this IP Assignment.

6.                  Successors and Assigns. This IP Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7.                  Governing Law. This IP Assignment and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based upon, arising out of, or relating to this IP Assignment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the United States, including, title 11 of the United States Code, and the State of Washington, without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction).

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IN WITNESS WHEREOF, SELLER HAS DULY EXECUTED AND DELIVERED THIS IP ASSIGNMENT AS OF THE DATE FIRST ABOVE WRITTEN.

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